Exhibit 10.1

SEPARATION, RELEASE

AND WAIVER OF CLAIMS, AND RESTRICTIVE COVENANT AGREEMENT

This Separation, Release and Waiver of Claims, and Restrictive Covenant Agreement (the “Agreement”), dated July 31, 2023, is entered into between Victoria Lazar (“Employee”) and TechnipFMC plc (“TechnipFMC” or the “Company”).

1. Timing of Employee’s Departure; Transition Period:

a. Employee’s last day as Executive Vice President, Chief Legal Officer and Secretary will be July 31, 2023. On that date, Employee will resign from all officer and director positions Employee holds with the Company and its affiliates or subsidiaries (collectively, “Company Group”) including Executive Vice President, Chief Legal Officer and Secretary as well as any other positions, roles, or appointments that Employee may hold by or through the Company Group, including but not limited to industry associations or similar roles. Employee agrees to execute, promptly upon request by the Company or any member of the Company Group, any additional documents reasonably necessary to effectuate any such resignations.

b. Subject to Employee’s execution of the Agreement, including the releases, waivers, and promises in the Agreement, the Company agrees to continue to employ Employee between August 1 and August 31, 2023 (the “Transition Period”). During the Transition Period, Employee will assume the role of Advisor to support in the transition of role and responsibilities to the new Executive Vice President, Chief Legal Officer and Secretary. During the Transition Period, Employee will continue to receive the compensation and benefits in effect immediately prior to the Transition Period. Employee’s last day of employment (the “Separation Date”) will be August 31, 2023.

2. Severance Payments and Benefits. In consideration of Employee’s execution of this Agreement, including the releases, waivers, and promises in this Agreement, and Employee’s execution and non-revocation of the release attached hereto as Exhibit A (the “Post-Termination Release”) following the Separation Date, the Company will provide Employee:

a. Severance pay equal to the sum of two (2) times Employee’s base salary in effect on the date hereof plus two (2) times Employee’s target 2023 annual incentive, as set forth in Schedule A to this Agreement, to be paid in 48 equal installments over 24 months following the Separation Date, in accordance with the Company’s customary payroll practices, subject to paragraph 19, as applicable, and contingent on Employee’s continued compliance with paragraphs 7, 8, 9 and 10 of this Agreement (collectively, the “Restrictive Covenants”);

b. A 2023 incentive (prorated based on days of service in 2023), based upon Employee’s target 2023 incentive at target performance, as set forth in Schedule A to this Agreement, to be paid on the First Payment Date (as defined below);

c. The entire premium cost for health care insurance continuation (the “Company-Subsidized Health Care Coverage”), as detailed in paragraph 3 of this Agreement;

d. Tax preparation services via the Company’s designated tax service provider to assist Employee with required income UK tax preparation and filing services in the UK with respect to any tax years falling within Employee’s employment period with the Company;

e. Executive outplacement assistance for up to twelve (12) months following the Separation Date or until employment is obtained, whichever occurs first.

Collectively, the amount and value detailed in this Section 2 shall be referred to as the “Consideration.” Amounts the Company is paying in consideration for the Agreement and the Post-Termination Release will be treated as taxable compensation, subject to standard tax and other applicable withholdings, but are not intended by either party to be treated, and will not be treated, as compensation for purposes of eligibility for benefits under any benefit plan of the Company. Employee agrees and acknowledges that the Consideration includes amounts and value that are in addition to anything of value to which Employee already is entitled. Employee further acknowledges and agrees that no Consideration shall be paid or provided following the date of Employee’s breach of any of the Restrictive Covenants.

Notwithstanding anything to the contrary in this Section 2, no Consideration shall be paid or provided unless and until Employee has executed and not revoked the Post-Termination Release and the applicable revocation period has expired (the date following the expiration of the revocation period, the “Release Effective Date”). Any payments that are delayed pursuant to the foregoing sentence shall be paid in a lump sum, less applicable withholdings, on the first payroll date following the Release Effective Date (the “First Payment Date”).

3. Company-Subsidized Health Care Coverage. Employee will continue to be eligible for Company-Subsidized Health Care Coverage until the earlier of: (1) eighteen (18) months after the Separation Date; or (2) the date Employee is eligible to enroll in the health, dental and/or vision plans of another employer (including if eligible prior to the Separation Date) (the “Company Subsidized Health Care Coverage Period”). To be eligible for the Company-Subsidized Health Care Coverage, following the Separation Date, Employee’s eligible dependents, if any, must be participating in the Company’s group health, dental and vision plans on the Separation Date and must elect on a timely basis to continue that participation in some or all of the offered plans in accordance with COBRA. In addition, Employee’s continued access to the Company-Subsidized Health Care Coverage is dependent on Employee and her dependents continuing to be eligible to participate in TechnipFMC offered plans through COBRA. Employee agrees to notify TechnipFMC promptly if she is eligible to enroll in the plans of another employer or if Employee or any of her dependents cease to be eligible to continue participation in Company plans through COBRA.

4. Release and Waiver of Claims. In consideration of the benefits provided by the Company, including the Transition Period, Employee, for Employee personally and Employee’s representatives, spouse, heirs, executors, administrators, successors and assigns, fully, finally and forever releases, discharges and covenants not to sue the Company Group and its past and present affiliates, as well as their respective past and present successors, assigns, officers, owners, directors, agents, representatives, attorneys, employee benefit plans (including, without limitation, plan administrators, trustees, fiduciaries and sponsors) and employees (all of whom are referred to in the Agreement as the “Released Parties”), of and from all claims, demands, actions, causes of action, suits, damages, losses and expenses, of any and every nature whatsoever, individually or as part of a group action, known or unknown, that arise from or in any way relate to Employee’s employment, relationship with, or affiliation with the Company, up to and including the date Employee signs this Agreement. Specifically included in this waiver and release are, among other claims, claims of unlawful discrimination, retaliation, harassment, or failure to accommodate; claims for compensation or benefits; claims for wrongful termination of employment under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Texas Labor Code, the Family Medical Leave Act, or any other federal, state or local statute, rule, ordinance, or regulation; and any claims under federal, state, or local law, including claims for breach of contract or any tort.

5. Cooperation. Employee agrees to cooperate with the Released Parties in the future regarding any pending or subsequently filed litigation, claims or other disputes involving the Released Parties that relate to matters within the knowledge or responsibility of Employee. Without limiting the foregoing, Employee agrees (a) to meet with a Released Party’s representatives, its counsel or other designees at mutually convenient times and places with respect to any items within the scope of this provision and (b) to provide truthful testimony regarding same to any court, agency, or other adjudicatory body. The Company will reimburse Employee for reasonable expenses in connection with the requested cooperation described in this paragraph.

6. Non-Admission of Liability. Employee acknowledges, by entering into this Agreement, that the Company Group and the Released Parties do not admit to any liability or acts of wrongdoing or unlawful discrimination, nor shall the Agreement be considered to be evidence of such liability, wrongdoing or unlawful discrimination.

7. Mutual Non-Disparagement. Except as set forth in paragraph 17, Employee agrees not to make statements to employees, clients, customers and suppliers of the Company Group or of the Released Parties, or to other members of the public, that are in any way disparaging or negative towards the Company Group, the Released Parties, or their products and services. This prohibition applies to statements in any form or medium, whether orally or in writing (including but not limited to social media posts or comments). The Company agrees to instruct the members of its Board of Directors and its executive officers to not make statements to employees, clients, customers and suppliers of the Company Group or of the Released Parties, or to other members of the public, that are in any way disparaging or negative towards Employee (except as may be permitted under paragraph 17). This prohibition applies to statements in any form or medium, whether orally or in writing (including but not limited to social media posts or comments).

8. Confidential Information. As further detailed below, Employee acknowledges that Employee has had access to and receipt of confidential and proprietary information regarding the Company Group (“Confidential Information”) while working for the Company. Except as set forth in paragraph 17, Employee agrees not to use or disclose this Confidential Information. Employee further agrees to return to the Company prior to the Separation Date all confidential and proprietary information and all other Company property, as well as all copies or excerpts of any property, paper or electronic files or documents (including, without limitation, any device that contains any electronic files or documents) obtained as a result of employment with the Company, except those items that the Company specifically agrees in writing to permit Employee to retain. Employee further agrees that all intellectual property in which she may have had a role in developing or creating at any point during her employment with the Company remains the property of the Company Group.

9. Non-Competition. Employee acknowledges and agrees that throughout her employment, she has been provided with Confidential Information of the Company Group, and that the Company Group will continue to provide her with Confidential Information through the Separation Date. Employee further acknowledges and agrees that her role for the Company has included critical work involving key strategic, business, and legal decisions of the Company Group. Accordingly, and in consideration of the various promises set forth in this Agreement, Employee agrees that, for a period of twenty-four (24) months following the Separation Date (the “Restricted Period”), Employee shall not, without the prior written consent of the Company, directly or indirectly, and whether as principal or investor or as an employee, officer, director, manager, partner, consultant, agent or otherwise, alone or in association with any other person, firm, corporation or other business organization, render personal services of any kind, directly or indirectly, in any capacity to any Competitor. “Competitor” shall mean any entity or business that is engaged in the sale, marketing, manufacturing of products or services that are competitive with the products or services that are provided, sold, marketed, or manufactured by the Company, including but not limited to the entities identified in Schedule B to this Agreement; provided, however, that nothing herein shall limit Employee’s right to own not more than 2% of any of the debt or equity securities of any business organization that is listed on a recognized stock exchange.

10. Non-Solicitation. Employee agrees that, during the Restricted Period, Employee shall not knowingly, directly or indirectly, (a) interfere with or attempt to interfere with the relationship between any person who is, or was during the then most recent twelve-month period, an employee, officer, representative or agent of the Company Group and any member of the Company Group, or solicit, induce or attempt to solicit or induce any of them to leave the employ of any member of the Company Group or violate the terms of their respective contracts, or any employment arrangements, with such entities; or (b) induce or attempt to induce any customer, client, supplier, licensee or other business relation of any member of the Company Group who is, or was during the then most recent twelve-month period, a customer, client, supplier, licensee or other business relation of any member of the Company Group to cease doing business with any member of the Company Group, or in any way interfere with the relationship between any member of the Company Group and any such customer, client, supplier, licensee or other business relation of any member of the Company Group. The term “indirectly” shall include, without limitation, Employee permitting the use of Employee’s name by any Competitor to induce or interfere with any employee or business relationship of any member of the Company Group.

11. Injunctive Relief. Without intending to limit the remedies available to the Company, Employee agrees that a breach of any of the covenants contained in paragraphs 7, 8, 9, or 10 of this Agreement will likely result in material and irreparable injury to the Company for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, restraining Employee from engaging in activities prohibited by the covenants contained in paragraphs 7, 8, 9, or 10 of this Agreement or such other relief as may be required specifically to enforce any of the covenants contained in this Agreement. Further, upon breach by Employee of any of the covenants contained in paragraphs 7, 8, 9, or 10, as reasonably determined by the Company, the Restricted Period shall be extended by one day for each day in which Employee is in breach of such covenants so as to give the Company the full benefit of the bargained for-length of forbearance.

12. Advice of Counsel, Consideration and Revocation Periods, Other Information. The Company advises Employee to consult with an attorney prior to signing the Agreement. Employee has twenty-one (21) days to consider whether to sign the Agreement from the date Employee receives the Agreement (the “Consideration Period”). Employee must return this signed Agreement to the Company’s representative by the 22nd day after receipt. If Employee signs and returns the Agreement before the end of the Consideration Period, it is because Employee freely chose to do so after carefully considering its terms. Additionally, Employee shall have seven (7) days from the date the Employee signs the Agreement to revoke the Agreement by delivering a written notice of revocation within the seven (7)-day revocation period to the same person as Employee returned the signed Agreement. Employee can revoke the Agreement by email. The Agreement will become effective on the eighth day after Employee signs the Agreement provided Employee does not revoke the Agreement. Any modification or alteration of any terms of the Agreement by Employee voids the Agreement in its entirety. Employee agrees with the Company that changes, whether material or immaterial, do not restart the running of the Consideration Period.

13. Applicable Law. The Agreement shall be exclusively interpreted under the laws of the state of Texas.

14. Entire Agreement. The Agreement sets forth the entire agreement between the parties. Employee is not relying on any other agreements or oral representations not fully addressed in the Agreement. Any prior agreements between or directly involving Employee and the Company are superseded by the Agreement, except the Agreement shall not in any way affect, modify, or nullify any prior agreement Employee entered into with the Company regarding confidentiality, trade secrets, inventions, or non-competition or non-solicitation.

15. Reformation and Severability. Each of the covenants set forth in paragraphs 7, 8, 9 and 10 of this Agreement are separate and severable and are considered by the parties to be reasonable in all circumstances. It is agreed that if any such covenant by itself, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company but would be adjudged reasonable if part or parts of the wording were deleted, or reformed, then the relevant covenants shall apply with such deletion(s) or amendment(s) as may be necessary to make it valid and effective. To the extent that any of these covenants may not be so modified and would otherwise be unenforceable, then such restriction may be stricken from this Agreement without nullifying this Agreement or any other portion of this Agreement that would otherwise be enforceable. All other provisions of the Agreement are similarly severable, and if any other part of the Agreement is found by the arbitrator or, as applicable a court of law to be unenforceable, the remainder of the Agreement will continue to be valid and effective.

16. Headings. The headings in the Agreement are provided for reference only and shall not affect the substance of the Agreement.

17. No Interference with Rights. Nothing in the Agreement is intended to waive claims (i) for unemployment or workers’ compensation benefits, (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date Employee signs the Agreement, (iii) that may arise after Employee signs the Agreement, (iv) for reimbursement of reasonable expenses under the Company’s expense reimbursement policies, (v) for claims for indemnification as an officer or director of the Company or any Company Group Member under applicable directors and officers insurance, the Company or Company Group Member bylaws, articles of incorporation or any indemnification agreement, or (vi) which cannot be released by private agreement. Nothing in the Agreement will prevent Employee from exercising any rights that cannot be lawfully waived or restricted. Nothing in the Agreement prevents Employee from testifying under oath at a hearing, deposition or in court in response to a lawful subpoena or other legal process or otherwise making any disclosure of information required by law. Nothing in the Agreement limits Employee’s ability to file a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, the United States Department of Justice, Congress, any agency Inspector General or any other federal, state or local governmental agency or commission (all of which are referred to in the Agreement as “Government Agencies”), including exercising any rights Employee may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions,. Further, the Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise cooperate with or participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to or seeking permission from the Company. In addition, the Agreement does not prohibit Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct Employee has reason to believe is unlawful. The Agreement does not limit Employee’s right to receive an award from a Government Agency for information provided to any Government Agencies. Employee agrees that Employee has waived any right—where such right can be waived—to recover monetary damages or other personal relief from the Released Parties in any action filed by Employee or by anyone else on Employee’s behalf. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (a) Employee shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (i) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney, and may use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

18. Arbitration and Mediation. Any dispute, controversy, or claim arising between Employee and the Company relating to the Agreement shall be submitted to and settled by arbitration in the State of Texas and conducted pursuant to the rules then in effect of the American Arbitration Association governing employment disputes, before an arbitrator licensed to practice law in the State of Texas and familiar with employment law disputes (or at any other place or under any other form of arbitration mutually acceptable to the parties involved); provided, however, that before either party initiates an arbitration proceeding under this paragraph, the parties shall participate in a full-day mediation with a qualified mediator to be agreed upon by the parties. Any award rendered shall be final, conclusive and binding upon the parties, and any judgment may be entered in the highest court of the forum (state or federal) having jurisdiction over the issues addressed in the arbitration. The expense of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of Employee’s or the Company’s own experts, evidence, and counsel fees, except that, in the discretion of the arbitrator, any award may include the cost of a party’s counsel and/or its share of the expense of arbitration, if the arbitrator expressly determines that an award of such costs is appropriate to a party whose position prevails in such arbitration. Notwithstanding the provisions of this paragraph, (a) the Company shall be entitled to seek injunctive and other appropriate equitable relief immediately and without submitting the claim to arbitration for any violation, attempted violation or proposed violation of paragraphs 7, 8, 9, or 10 of this Agreement and (b) Employee shall be entitled to seek injunctive and other appropriate equitable relief immediately and without submitting the claim to arbitration for any violation, attempted violation or proposed violation of paragraph 7 of this Agreement.

19. Section 409A.

a. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (“Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. Except as otherwise permitted under Section 409A, no payment hereunder shall be accelerated or deferred unless such acceleration or deferral would not result in additional tax or interest pursuant to Section 409A. If the Company determines that any provision of this Agreement would cause Employee to incur any additional tax or interest under Section 409A, the Company may (but is not obligated to) take commercially reasonable efforts to reform such provision to try to comply with or be exempt from Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Section 409A, provided that any such modifications shall not increase the cost or liability to the Company. Notwithstanding anything herein to the contrary, in no event shall any liability for failure to comply with the requirements of Section 409A be transferred from Employee or any other individual to the Company Group or its affiliates, employees or agents pursuant to the terms of this Agreement or otherwise.

b. Notwithstanding anything in this Agreement to the contrary, any compensation or benefits payable under this Agreement that is considered nonqualified deferred compensation under Section 409A and is designated under this Agreement as payable upon Employee’s termination of employment shall be payable only upon Employee’s “separation from service” with the Company within the meaning of Section 409A (a “Separation from Service”).

c. Notwithstanding anything in this Agreement to the contrary, if Employee is deemed by the Company at the time of Employee’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Employee is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Employee’s benefits shall not be provided to Employee prior to the earlier of (a) the expiration of the six (6)-month period measured from the date of Employee’s Separation from Service with the Company or (b) the date of Employee’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Employee (or Employee’s estate or beneficiaries), and any remaining payments due to Employee under this Agreement shall be paid as otherwise provided herein.

d. Employee’s right to receive any installment payments under this Agreement, including without limitation any continuation salary payments that are payable on Company payroll dates, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A.

[Signature Page Follows]

TechnipFMC plc

By: /s/ Nisha Rai	Date: July 30, 2023

On behalf of TechnipFMC plc
Nisha Rai
Executive Vice President – People & Culture

[Signature Page to Separation, Release and Waiver of Claims, and Restrictive Covenant Agreement]

Employee has read and understood the Agreement, signs the Agreement waiving valuable rights, and acknowledges that the Agreement is final and binding.

Employee:

/s/ Victoria Lazar	Date: July 30, 2023
Victoria Lazar

[Signature Page to Separation, Release and Waiver of Claims, and Restrictive Covenant Agreement]

Exhibit A

Post-Termination Release

(see attached)

Release Agreement

This Release Agreement (the “Release”) is entered into between Victoria Lazar (“Employee”) and TechnipFMC plc (“TechnipFMC” or the “Company”). Capitalized terms used but not defined in this Release shall have the meanings set forth in the Separation, Release and Waiver of Claims, and Restrictive Covenant Agreement entered into between the Company and Employee, dated as of July 31, 2023 (the “Separation Agreement”).

WHEREAS, Employee and the Company have previously entered the Separation Agreement;

WHEREAS, in connection with termination of Employee’s employment with the Company or a subsidiary or affiliate of the Company effective as of August 31, 2023 (the “Separation Date”), Employee and the Company wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Employee may have against the Company and any of the Released Parties (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company or its subsidiaries or affiliates but, for the avoidance of doubt, nothing herein will be deemed to release any rights or remedies in connection with Employee’s ownership of vested equity securities of the Company, Employee’s right to vested benefits under any employee benefit plan of the Company or one of its affiliates, or Employee’s right to indemnification by the Company or any of its affiliates pursuant to the Company’s organizational documents, contract or applicable law or coverage under any directors’ and officers’ liability insurance policy (collectively, the “Retained Claims”).

NOW, THEREFORE, in consideration of the severance payments and benefits described in paragraph 2 of the Separation Agreement, which, pursuant to the Separation Agreement, are conditioned on Employee’s execution and non-revocation of this Release, and in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

1. Full and Final Release and Waiver of Claims. In consideration of the benefits provided by the Company, including the Consideration, Employee, for Employee personally and Employee’s representatives, spouse, heirs, executors, administrators, successors and assigns, fully, finally and forever releases, discharges and covenants not to sue the Company Group and its past and present affiliates, as well as their respective past and present successors, assigns, officers, owners, directors, agents, representatives, attorneys, employee benefit plans (including, without limitation, plan administrators, trustees, fiduciaries and sponsors) and employees (all of whom are referred to in the Release as the “Released Parties”), of and from all claims, demands, actions, causes of action, suits, damages, losses and expenses, of any and every nature whatsoever, individually or as part of a group action, known or unknown, that arise from or in any way relate to Employee’s employment, relationship with, or affiliation with the Company, up to and including the Separation Date. Specifically included in this waiver and release are, among other claims, claims of unlawful discrimination, retaliation, harassment, or failure to accommodate; claims for compensation or benefits; claims for wrongful termination of employment under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Texas Labor Code, the Family Medical Leave Act, or any other federal, state or local statute, rule, ordinance, or regulation; and any claims under federal, state, or local law, including claims for breach of contract or any tort.

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2. Cooperation. Employee agrees to cooperate with the Released Parties in the future regarding any pending or subsequently filed litigation, claims or other disputes involving the Released Parties that relate to matters within the knowledge or responsibility of Employee. Without limiting the foregoing, Employee agrees (a) to meet with a Released Party’s representatives, its counsel or other designees at mutually convenient times and places with respect to any items within the scope of this provision and (b) to provide truthful testimony regarding same to any court, agency, or other adjudicatory body. The Company will reimburse Employee for reasonable expenses in connection with the requested cooperation described in this paragraph.

3. Non-Admission of Liability. Employee acknowledges, by entering into this Release, that the Company Group and the Released Parties do not admit to any liability or acts of wrongdoing or unlawful discrimination, nor shall the Release be considered to be evidence of such liability, wrongdoing or unlawful discrimination.

4. Restrictive Covenants. Employee acknowledges and agrees that she continues to be bound by the covenants and promises contained in paragraphs 7 through 12 of the Separation Agreement, which are hereby incorporated by reference.

5. Advice of Counsel, Consideration and Revocation Periods, Other Information. The Company advises Employee to consult with an attorney prior to signing the Release. Employee has twenty-one (21) days to consider whether to sign the Release from the Separation Date (the “Consideration Period”). Employee must return this signed Release to the Company’s representative no earlier than the Separation Date and by the 22nd day after the Separation Date. If Employee signs and returns the Release before the end of the Consideration Period, it is because Employee freely chose to do so after carefully considering its terms and thereby waives the remainder of the Consideration Period. Additionally, Employee shall have seven (7) days from the date Employee signs the Release to revoke the Release by delivering a written notice of revocation within the seven (7)-day revocation period to the same person as Employee returned the signed Release. Employee can revoke the Release by email. The Release will become effective on the eighth day after Employee signs the Release provided Employee does not revoke the Release. Any modification or alteration of any terms of the Release by Employee voids the Release in its entirety. Employee agrees with the Company that changes, whether material or immaterial, do not restart the running of the Consideration Period.

6. Applicable Law. The Release shall be exclusively interpreted under the laws of the state of Texas.

7. Entire Agreement. The Release, together with the Separation Agreement, sets forth the entire agreement between the parties. Employee is not relying on any other agreements or oral representations not fully addressed in the Release or the Separation Agreement. Any prior agreements between or directly involving Employee and the Company are superseded by the Release and the Separation Agreement, except the Release and the Separation Agreement shall not in any way affect, modify, or nullify any prior agreement Employee entered into with the Company regarding confidentiality, trade secrets, inventions, or non-competition or non-solicitation.

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8. Headings. The headings in the Release are provided for reference only and shall not affect the substance of the Release.

9. No Interference with Rights. Nothing in the Release is intended to waive claims (i) for unemployment or workers’ compensation benefits, (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date Employee signs the Release, (iii) that may arise after Employee signs the Release, (iv) for reimbursement of reasonable expenses under the Company’s expense reimbursement policies, (v) for claims for indemnification as an officer or director of the Company or any Company Group Member under applicable directors and officers insurance, the Company or Company Group Member bylaws, articles of incorporation or any indemnification agreement, or (vi) which cannot be released by private agreement. Nothing in the Release will prevent Employee from exercising any rights that cannot be lawfully waived or restricted. Nothing in the Release prevents Employee from testifying under oath at a hearing, deposition or in court in response to a lawful subpoena or other legal process or otherwise making any disclosure of information required by law. Nothing in the Release limits Employee’s ability to file a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, the United States Department of Justice, Congress, any agency Inspector General or any other federal, state or local governmental agency or commission (all of which are referred to in the Release as “Government Agencies”), including exercising any rights Employee may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions,. Further, the Release does not limit Employee’s ability to communicate with any Government Agencies or otherwise cooperate with or participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to or seeking permission from the Company. In addition, the Release does not prohibit Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct Employee has reason to believe is unlawful. The Release does not limit Employee’s right to receive an award from a Government Agency for information provided to any Government Agencies. Employee agrees that Employee has waived any right—where such right can be waived—to recover monetary damages or other personal relief from the Released Parties in any action filed by Employee or by anyone else on Employee’s behalf. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Release: (a) Employee shall not be in breach of this Release, and shall not be held criminally or civilly liable under any federal or state trade secret law (i) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney, and may use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

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10. Arbitration and Mediation. Any dispute, controversy, or claim arising between Employee and the Company relating to the Release shall be submitted to and settled by arbitration in the State of Texas and conducted pursuant to the rules then in effect of the American Arbitration Association governing employment disputes, before an arbitrator licensed to practice law in the State of Texas and familiar with employment law disputes (or at any other place or under any other form of arbitration mutually acceptable to the parties involved); provided, however, that before either party initiates an arbitration proceeding under this paragraph, the parties shall participate in a full-day mediation with a qualified mediator to be agreed upon by the parties. Any award rendered shall be final, conclusive and binding upon the parties, and any judgment may be entered in the highest court of the forum (state or federal) having jurisdiction over the issues addressed in the arbitration. The expense of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of Employee’s or the Company’s own experts, evidence, and counsel fees, except that, in the discretion of the arbitrator, any award may include the cost of a party’s counsel and/or its share of the expense of arbitration, if the arbitrator expressly determines that an award of such costs is appropriate to a party whose position prevails in such arbitration. Notwithstanding the provisions of this paragraph, the Company shall be entitled to seek injunctive and other appropriate equitable relief immediately and without submitting the claim to arbitration for any violation, attempted violation or proposed violation of paragraph 4 of the Release.

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TechnipFMC plc

By:	Date: _____________________

On behalf of TechnipFMC plc
Nisha Rai
Executive Vice President – People & Culture

Employee has read and understood the Release, signs the Release waiving valuable rights, and acknowledges that the Release is final and binding.

Employee:

Date: _____________________
Victoria Lazar